CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post Effective Amendment #877 and Amendment #878 to the Registration Statement on Form N-1A of Congress Intermediate Bond ETF, a series of the Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 6, 2024